UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2022

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-40432	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment to ABL Credit Agreement

On the July 11, 2022, Tuesday Morning Corporation (the “Company”), Tuesday Morning, Inc. (the “Borrower”), certain other subsidiaries of the Company (together with the Company and the Borrower, the “Credit Parties”), certain lenders (the “ABL Lenders”), Wells Fargo Bank, National Association, as administrative agent (the “ABL Administrative Agent”), and 1903P Loan Agent, LLC, as FILO B documentation agent (the “FILO B Agent”), entered into a first amendment (the “ABL Amendment”) to the Credit Agreement, dated as of May 9, 2022, among the Credit Parties, the ABL Lenders, the ABL Administrative Agent and the FILO B Agent (the “Original ABL Credit Agreement”).

The Original ABL Credit Agreement provided for a revolving credit facility in an aggregate amount of $110.0 million (the “ABL Facility”), a first-in last-out term loan facility in an aggregate amount of $5.0 million (the “FILO A Facility”) and an additional first-in last-out term loan facility in an aggregate amount of $5.0 million (the “FILO B Facility”). The Original ABL Credit Agreement also provided the Borrower with the right, on and following November 9, 2022, to request an additional incremental loan from the lenders under the FILO B Facility (the “FILO B Lenders”) in an aggregate amount not to exceed $5.0 million (the “FILO B Delayed Incremental Loan”).

Pursuant to the ABL Amendment, the FILO B Lenders agreed to make the FILO B Delayed Incremental Loan to the Borrower on July 11, 2022. The ABL Amendment also provides that, until certain minimum borrowing availability levels are satisfied as described in the ABL Amendment, the Borrower will be subject to additional reporting obligations, the Borrower will retain a third-party business consultant acceptable to the ABL Administrative Agent, and the ABL Administrative Agent may elect to apply amounts in controlled deposit accounts to the repayment of outstanding borrowings under the ABL Facility. In addition, pursuant to the ABL Amendment, certain subsidiaries of the Borrower agreed to enter into and maintain a supply agreement with Gordon Brothers Retail Partners, LLC (the “Program Agent”), an affiliate of a FILO B Lender, pursuant to which the Program Agent supplies inventory to the Borrower and certain of its subsidiaries.

The foregoing summary of the ABL Amendment is qualified in its entirety by reference to the full text of the ABL Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Amendment to Term Loan Credit Agreement

On July 11, 2022, the Credit Parties, certain term loan lenders, and Alter Domus (US) LLC, as administrative agent (the “Term Loan Agent”), entered into a third amendment (the “Term Loan Amendment”) to the Term Loan Credit Agreement, dated as of December 31, 2020 and as previously amended (the “Original Term Loan Credit Agreement”), among the Credit Parties, the term loan lenders and the Term Loan Agent. The Term Loan Amendment was executed in connection with the ABL Amendment and makes certain conforming changes to the Original Term Loan Credit Agreement.

The foregoing summary of the Term Loan Amendment is qualified in its entirety by reference to the full text of the Term Loan Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

10.1         First Amendment to ABL Credit Agreement, dated as of July 11, 2022

10.2         Third Amendment to Term Loan Credit Agreement, dated as of July 11, 2022

104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: July 15, 2022	By:	/s/ Jennyfer R. Gray
Jennyfer R. Gray
Vice President, Interim General Counsel
and Corporate Secretary

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